                                                                     EXHIBIT 4.6

        EXERCISABLE AS TO 50,000 COMMON SHARES ON OR AFTER JUNE 12, 1996
           AND AS TO 50,000 COMMON SHARES ON OR AFTER OCTOBER 30, 1996
                         AND ON OR BEFORE APRIL 30, 2001



No. SB-1                                                     CUSIP No. 71623P128


                        Smith Barney Warrant Certificate
                          PETERSBURG LONG DISTANCE INC.

                  This Certificate certifies that SMITH BARNEY INC., or registered assigns, is the registered holder of 100,000 warrants expiring April 30, 2001 (the "Smith Barney Warrants") to purchase the Common Shares (the "Common Shares"), of Petersburg Long Distance Inc. ("the Company"). Each Smith Barney Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on the date of issuance thereof and on or prior to the close of business on April 30, 2001 fully paid and nonassessable Common Shares (each a "Smith Barney Warrant Share") at the initial exercise price (the "Exercise Price") of $4.70 payable in the form of cash or certified or official bank check payable to the order of the Company, upon surrender of this Smith Barney Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Smith Barney Warrant Agreement referred to herein. The Exercise Price and number of Smith Barney Warrant Shares issuable upon exercise of the Smith Barney Warrants are subject to adjustment upon the occurrence of certain events set forth in the Smith Barney Warrant Agreement. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Smith Barney Warrant Agreement.

                  No Smith Barney Warrant may be exercised after 5:00 p.m., New York, New York on April 30, 2001 and to the extent not exercised by such time such Smith Barney Warrants shall become void.

                  Reference is hereby made to the further provisions of this Smith Barney Warrant Certificate set forth on the reverse hereof and such further provisions shall far all purposes have the same effect as though fully set forth at this place.

                  This Smith Barney Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Smith Barney Warrant Agreement.

                  This Smith Barney Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

                  IN WITNESS WHEREOF, Petersburg Long Distance Inc. has caused this Smith Barney Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed here unto or imprinted here on

Dated:  June 12, 1996

                                                 PETERSBURG LONG DISTANCE INC.

                                                 By: /s/  James Hatt
                                                    -------------------------
                                                    Chief Executive Officer



                                                 By:  /s/ Alan Brown
                                                    -------------------------
                                                      Secretary
                                            (seal)


Countersigned:
The Bank of New York as Warrant Agent

By:  /s/ Steven D. Torgeson
     ----------------------
     Steven D. Torgeson
     Assistant Treasurer
     Authorized Signatory

         THE SMITH BARNEY WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS SMITH BARNEY WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

         THE COMMON SHARES OF THE COMPANY (THE "COMMON SHARES") FOR WHICH THIS SMITH BARNEY WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR IN CANADA EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION. ACCORDINGLY, NO SMITH BARNEY WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S SMITH BARNEY WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS SMITH BARNEY WARRANT (THE "SMITH BARNEY WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE SMITH BARNEY WARRANT SHARES TO THE SMITH BARNEY WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT (AND APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION) AND THE SMITH BARNEY WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

By accepting a Smith Barney Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Smith Barney Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

                  The Smith Barney Warrants evidenced by this Smith Barney Warrant Certificate are part of a duly authorized issue of Smith Barney Warrants expiring April 30, 2001, entitling the holder upon exercise to receive Common Shares of the Company (the "Common Shares"), and are issued or to be issued pursuant to a Smith Barney Warrant Agreement, dated as of May 31, 1996 (the "Smith Barney Warrant Agreement"), duly executed and delivered by the Company to the Bank of New York, as Warrant Agent (the "Warrant Agent"), which Smith Barney Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Smith Barney Warrants.

                  Smith Barney Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on the date of issuance thereof and on or prior to the close of business on April 30, 2001. The holder of Smith Barney Warrants evidenced by this Smith Barney Warrant Certificate may exercise them by surrendering this Smith Barney Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check or official bank cashier's check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Smith Barney Warrants evidenced hereby the number of Smith Barney Warrants exercised shall be less than the total number of Smith Barney Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Smith Barney Warrant Certificate evidencing the number of Smith Barney Warrants not exercised.

                  The Smith Barney Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Smith Barney Warrant Agreement provides that the number of Common Shares issuable upon the exercise of each Smith Barney Warrant shall be adjusted. No fractions of a Common Share will be issued upon the exercise of any Smith Barney Warrant, but the Company will pay the cash value thereof determined as provided in the Smith Barney Warrant Agreement.

                  Smith Barney Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Smith Barney Warrant Agreement, but without payment of any service charge, for another Smith Barney Warrant Certificate or Smith Barney Warrant Certificates of like tenor evidencing in the aggregate a like number of Smith Barney Warrants.

                  Upon due presentation for registration of transfer of this Smith Barney Warrant Certificate at the office of the Warrant Agent a new Smith Barney Warrant Certificate or Smith Barney Warrant Certificates of like tenor and evidencing in the aggregate a like number of Smith Barney Warrants shall be issued to the transferee(s) in exchange for this Smith Barney Warrant Certificate, subject to the limitations provided in the Smith Barney Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Smith Barney Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Smith Barney Warrants nor this Smith Barney Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
             (To Be Executed Upon Exercise Of Smith Barney Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Smith Barney Warrant Certificate, to receive __________ Common Shares and herewith tenders payment for such shares to the order of Petersburg Long Distance, Inc. in the amount of $____ in accordance with the terms hereof.

                  The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is ______________________ and that such shares be delivered to ________________
whose address is ___________.

                  If said number of shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Smith Barney Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is ______________, and that such Smith Barney Warrant Certificate be delivered to _______________, whose address is ___________________.

Date: ____________

         Your Signature:___________________

(Sign exactly as your name appears on the face of this Smith Barney Warrant) Signature Guarantee:

                             FORM OF TRANSFER NOTICE

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

_______________________________________
_______________________________________

Please print or typewrite name and address including zip code of assignee the within Smith Barney Warrant Certificate and all rights there under, hereby irrevocably constituting and appointing

_______________________________________
attorney to transfer the Smith Barney Warrants evidenced by said Smith Barney Warrant Certificate (the "Smith Barney Warrants") on the books of the Company with full power of substitution in the premises.

                  In connection with any transfer of the Smith Barney Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of the Smith Barney Warrants or the last date on which the Smith Barney Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                    Check One

(a) the Smith Barney Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

(b) the Smith Barney Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Smith Barney Warrant Certificate and the Smith Barney Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Smith Barney Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7(c) of the Smith Barney Warrant Agreement shall have been satisfied.


Date: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Smith Barney Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                NOTICE:   To be executed by an executive officer